SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2012

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2012, Cricket Communications, Inc. (the “Company”) entered into an agreement with Jeffrey E. Nachbor, senior vice president, financial operations and chief accounting officer of the Company and its parent company, Leap Wireless International, Inc. (“Leap”). Under the agreement, Mr. Nachbor will receive a retention bonus of up to $350,000, with $83,333 to be paid upon the signing of the agreement, $83,333 to be paid in each of February 2013 and February 2014 and up to $100,000 to be paid at a time determined by the Company’s chief executive officer in his discretion based on his review, assessment and determination of Mr. Nachbor’s effectiveness. Payments are contingent upon Mr. Nachbor being an active, full-time employee in good standing on the date any payment is to be made. The Company and Mr. Nachbor also entered into an additional agreement to provide Mr. Nachbor a lump sum payment of $40,000 (with such amount to be grossed-up to cover applicable taxes) to cover his temporary living expenses for the next 18 months.

The agreements between the Company and Mr. Nachbor will be filed as exhibits to Leap’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: March 12, 2012	By:	/s/ ROBERT J. IRVING, JR.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Secretary